SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) : June 15, 2007
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33280 (Commission File Number)	51-0610340 (I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 15, 2007, HFF, Inc. (the “Company”) issued a press release announcing results of the Company’s annual meeting held June 5, 2007 and reporting a clarification and resulting revision to its previously reported production volume data related primarily to the private equity discretionary fund volume in the Company’s Securities platform. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
The Company is furnishing the press release pursuant to the Securities and Exchange Commission’s Regulation FD. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section unless we specifically incorporate it by reference in a document filed under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as previously set forth by specific reference in such a filing.
By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated June 15, 2007, announcing results of 2007 stockholder meeting and clarification in securities business volume.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.
Dated: June 18, 2007	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 15, 2007, announcing results of 2007 stockholder meeting and clarification in securities business volume.